Exhibit 5.1

December 24, 2014

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

Ladies and Gentlemen:

We have acted as counsel to Speed Commerce, Inc, a Minnesota corporation (the "Registrant"), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended from time to time, relating to the offering of up to 6,000,000 shares of Common Stock, no par value (the “Shares”), pursuant to the Speed Commerce, Inc. 2014 Stock Option and Incentive Plan (the “Plan”), I have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as I have deemed necessary or appropriate in connection with this opinion.

         In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion. I have also assumed that all of the Shares will be issued for the consideration permitted under the Plan as currently in effect. Based upon the foregoing, I am of the opinion that:

         1. The Registrant is duly incorporated and validly existing as a corporation under the laws of the State of Minnesota.

         2. All necessary corporate proceedings have been taken to authorize the issuance of the Shares being registered under the Registration Statement.

         3. The Shares covered by this Registration Statement, when issued in accordance with proper corporate authorizations, will be validly issued, fully paid, and nonassessable.

I am admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto. Except as otherwise provided herein, this opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express permission.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Philip T. Colton

Philip T. Colton